Exhibit 99.1

Antero Midstream Announces Launch of $650 Million Offering of Senior Notes

Denver, Colorado, May 24, 2021—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) announced today that, subject to market conditions, it intends to offer $650 million in aggregate principal amount of senior unsecured notes due 2029 (the “Notes”) in a private placement to eligible purchasers.

Antero Midstream intends to use the net proceeds from the offering and credit facility borrowings to fund the redemption of all $650 million aggregate principal amount of its 5.375% senior notes due 2024 (the “2024 Notes”) at a price of 102.688% plus accrued interest. The redemption of all 2024 Notes is expected to be conditioned on the completion of the offering of the Notes. The offering of the Notes is not contingent upon the completion of such redemption.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release shall not constitute a notice of redemption of the 2024 Notes.

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources Corporation’s properties.

This release includes "forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds, including to fund the redemption of all 2024 Notes, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to our business, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, commodity price volatility, inflation, environmental risks, Antero Resources’ drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting Antero Resources’ future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of world health events, including the COVID-19 pandemic, and the other risks described under the heading "Item 1A. Risk Factors" in Antero Midstream's Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Report on Form 10-Q .

For more information, contact Brendan Krueger – CFO of Antero Midstream, at (303) 357-7172 or bkrueger@anteroresources.com.